Exhibit 11 - Computation of Earnings Per Common Share

                              HMN Financial, Inc.
                   Computation of Earnings Per Common Share
                                  (Unaudited)
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

Computation of Earnings Per
Common Share for Statements      Three Months Ended      Six Months Ended
of Operations:                        June 30,               June 30,
                                 1997        1996        1997        1996
---------------------------- ---------- ----------- ----------- -----------
 Net income                 $ 1,332,220   1,533,084   2,806,700   3,119,775
                             ---------- ----------- ----------- -----------
 Weighted average number of
  common share and common
  share equivalents:
    Weighted average common
     shares outstanding       3,730,435   4,524,242   3,743,989   4,621,008
    Dilutive effect of stock
     option plans after
     application of treasury
     stock method               184,867      56,550     177,466      52,498
                             ---------- ----------- ----------- -----------
                              3,915,302   4,580,792   3,921,455   4,673,506
                             ---------- ----------- ----------- -----------
  Earnings per common share
   and common share
   equivalents              $      0.34        0.34        0.72        0.67
                             ========== =========== =========== ===========

Computation of Fully Diluted
Earnings Per Common Share and
Common Share Equivalent
----------------------------
 Net income                 $ 1,332,220   1,533,084   2,806,700   3,119,775
                             ---------- ----------- ----------- -----------
 Weighted average number of
  common share and common
  share equivalents:
    Weighted average common
     shares outstanding       3,730,435   4,524,242   3,743,989   4,621,008
    Dilutive effect of stock
     option plans after
     application of treasury
     stock method               212,618      76,734     212,433      76,734
                             ---------- ----------- ----------- -----------
                              3,943,053   4,600,976   3,956,422   4,697,742
                             ---------- ----------- ----------- -----------
 Fully diluted earnings per
  common share and common
  share equivalents        $       0.34        0.33        0.71        0.66
                             ========== =========== ============ ==========

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